UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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PHOTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PHOTRONICS, INC.
15 Secor Road
Brookfield, Connecticut 06804
(203) 775-9000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 22, 2005

TO THE SHAREHOLDERS OF PHOTRONICS, INC.

Notice is hereby given that the Annual Meeting of Shareholders of Photronics, Inc. will be held at The Palace Hotel, in the Twin Peaks Room, 2 New Montgomery Street, San Francisco, CA 94105 on March 22, 2005, at 12:00 p.m. Pacific Standard Time, for the following purposes:

1)	To elect six (6) members of the Board of Directors; and

2)	To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending October 30, 2005.

3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed February 10, 2005 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ EDWIN L. LEWIS

Edwin L. Lewis Secretary

February 22, 2005

PHOTRONICS, INC.
15 Secor Road
Brookfield, Connecticut 06804
(203) 775-9000

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held on March 22, 2005

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of Photronics, Inc. (the “Company”), to be voted at the Annual Meeting of Shareholders to be held on March 22, 2005, at 12:00 p.m. Pacific Standard Time at The Palace Hotel, in the Twin Peaks Room, 2 New Montgomery Street, San Francisco, CA 94105, or any adjournments or postponements thereof (the “Annual Meeting”).  This proxy statement and the enclosed proxy card are first being sent or given to shareholders on or about February 22, 2005.

The persons named as proxies on the accompanying proxy card have informed the Company of their intention, if no contrary instructions are given, to vote the shares of the Company’s common stock (“Common Stock”) represented by such proxies “FOR” Proposals 1 and 2 and in accordance with their best judgment on any other matters which may come before the Annual Meeting.  The Board of Directors does not know of any business to be brought before the Annual Meeting other than as set forth in the notice.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a properly executed proxy bearing a later date; or (c) appearance by the shareholder at the Annual Meeting and his or her request to revoke the proxy.  Any such notice or proxy should be sent to Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804, Attention: Secretary.  Appearance at the Annual Meeting without a request to revoke a proxy will not revoke a previously executed and delivered proxy.

QUORUM; REQUIRED VOTES

Only shareholders of record at the close of business on February 10, 2005 are entitled to notice of and to vote at the Annual Meeting.  As of February 10, 2005, there were 32,736,143 shares of Common Stock issued and outstanding, each of which is entitled to one vote.  At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Common Stock will be necessary to constitute a quorum.  Assuming a quorum is present, the matters to come before the Annual Meeting that are listed in the Notice of Meeting require the following votes to be approved: (1) Proposal 1  (election of directors) - - a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting; and (2) Proposal 2 (ratification of selection of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending October 30, 2005) - - a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to ratify the selection of the independent registered public accounting firm.  Abstentions will be considered as present but will not be considered as votes in favor of any matter; broker non-votes will not be considered as present for the matter as to which the shares are not voted.

OWNERSHIP OF COMMON
STOCK BY DIRECTORS, NOMINEES,
OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information on the beneficial ownership of the Company’s Common Stock as of February 10, 2005 by (i) beneficial owners of more than five percent of the Common Stock, (ii) each director, (iii) each nominee for election as a director, (iv) each currently employed executive officer named in the summary compensation table set forth below, and (v) all directors and currently employed executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Class

Walter M. Fiederowicz	55,500	(3)(4)	*
Joseph A. Fiorita, Jr.	70,400	(3)(5)	*
Edwin L. Lewis	4,250	(3)	*
Constantine S. Macricostas	2,753,564	(3)(6)	8.4
George Macricostas	152,030	(3)	*
Willem D. Maris	32,500	(3)	*
Sean T. Smith	48,981	(3)	*
Mitchell G. Tyson	5,000		*
Barclays Global Investors, N.A.	2,910,289	(8)	8.83
45 Fremont Street
San Francisco, CA 94105
LSV Asset Management	1,793,612	(9)	5.49
1 N, Wacker Drive, Suite 4000
Chicago, IL 60606
Citadel Limited Partnership	2,823,382	(10)	8.0
131 S. Dearborn Street
Chicago, IL 60603
Macricostas Partners, L.P.	2,280,000		7.0
1061 East Indiantown Road
Jupiter, Florida 33477
Directors and Executive Officers	3,123,875	(7)	9.5
as a group (8 persons)

*  Less than 1%

(1)	The address for all officers and directors is 15 Secor Road, Brookfield, Connecticut 06804.

(2)	Except as otherwise indicated, the named person has the sole voting and investment power with respect to the shares of Common Stock set forth opposite such person’s name.

(3)

Includes shares of Common Stock subject to stock options exercisable as of February 10, 2005 (or within 60 days thereof) as follows: Mr. Fiederowicz: 32,500; Mr. Fiorita: 32,500; Mr. Lewis: 3,750; Mr. Constantine Macricostas: 129,250; Mr. George Macricostas: 5,000; Mr. Maris: 17,500; and Mr. Smith: 42,325

(4)	Includes 5,000 shares owned by the wife of Mr. Fiederowicz as to which shares he disclaims beneficial ownership.

(5)	Includes 300 shares owned by the wife of Mr. Fiorita as to which shares he disclaims beneficial ownership.

(6)

Includes 34,000 shares held by the wife of Mr. Macricostas as to which shares he disclaims beneficial ownership.  Also includes 2,280,000 shares owned by Macricostas Partners, L.P., of which Mr. Macricostas is a limited partner and 50,618 shares owned by the corporate general partner of such partnership of which Mr. Macricostas is President, a director and a significant shareholder.  Mr. Macricostas disclaims beneficial ownership of those shares not represented by his ownership interests.

(7)	Includes the shares listed in notes (3), (4), (5) and (6) above.

(8)

According to Schedule 13G filed February 14, 2005, Barclays Global Investors, N.A. (“Barclays”) reported that Barclays has sole voting power over 2,609,771 shares of Common Stock and sole dispositive power over 2,910,289 shares of Common Stock.

(9)

According to Schedule 13G filed February 11, 2005, LSV Asset Management (“LSV”) reported that LSV has sole voting power over 1,204,181 shares of Common Stock and sole dispositive power over 1,793,612 shares of Common Stock.

(10)

According to Schedule 13G filed February 14, 2005, Citadel Limited Partnership (“Citadel”) reported that Citadel has shared voting power and shared dispositive power of 258,876 shares of Common Stock and $40,750,000 in principal amount of the Company’s 2.25% Convertible Subordinated Notes due April 15, 2008 (convertible into 2,564,506 shares of Common Stock).

PROPOSAL 1
ELECTION OF DIRECTORS

A board of six directors is to be elected at the Annual Meeting to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and qualified.  The names of, and certain information with respect to, the nominees for election as directors are set forth below.

If, for any reason, any of the nominees shall become unable to stand for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting.  The Company has no reason to believe that any nominee will be unable to serve as a director.

The Board of Directors recommends that you vote ‘FOR” the election of each of the following nominees:

Nominees:

Name and (Age)	Director Since	Position with the Company

Walter M. Fiederowicz	1984	Director
(58 years)

Joseph A. Fiorita, Jr.	1987	Director
(60 years)

Constantine S. Macricostas	1974	Chairman of the Board
(69 years)		and Chief Executive Officer

George Macricostas	2002	Director
(35 years)

Willem D. Maris	2000	Director
(65 years)

Mitchell G. Tyson	2004	Director
(50 years)

Messrs. Fiederowicz, Fiorita, Maris and Tyson qualify as independent under applicable Nasdaq National Market (“NASDAQ”) rules.

In addition to the information set forth in the table above, the following provides certain information about each nominee for election as director, including his principal occupation for at least the past five years.

Walter M. Fiederowicz has been a private investor and consultant since August 1997.  From April 1997 until August 1997, he served as the President and Chief Executive Officer of WorldCorp., Inc., the holding company of World Airways, Inc., a provider of long range passenger and cargo air transportation services to major airlines, and of InteliData Technologies Corporation, a provider of caller identification based telecommunications devices, smart telephones and on-line electronics information services.  Mr. Fiederowicz served as Chairman of Colonial Data Technologies Corp., a distributor of telecommunications equipment which subsequently merged into InteliData Technologies Corporation, from August 1994 to March 1996.    He currently is Chairman of the Board of Omega Underwriting Holdings Limited, the holding company of the Lloyd’s insurance underwriter and serves as a director and as a member of the audit committee of First Albany Companies, Inc., the parent of a broker-dealer. Mr. Fiederowicz is also a director and member of the audit committee of Hematech, LLC., a company that is involved in the development and production of antibodies for therapeutic uses.  Mr. Fiederowicz is Chairman of the Compensation Committee, Vice Chairman of the Audit Committee and a member of the Executive Committee and the Investment Committee.

Joseph A. Fiorita, Jr., CPA, has been a partner since 1973 at Fiorita, Kornhaas and Van Houten, P.C., an independent certified public accounting firm located in Danbury, Connecticut.  He is a member of the Connecticut Society of Certified Public Accountants (CSCPA) and American Institute of Certified Public Accountants (AICPA).  He serves as an advisory board member of various closely-held companies and charitable organizations.  He is also a Corporator for Newtown Savings Bank.  Mr. Fiorita is Chairman of the Audit Committee, Vice Chairman of the Compensation Committee and a member of the Nominating Committee.  Mr. Fiorita qualifies as a financial expert under applicable Securities and Exchange Commission (“SEC”) audit committee rules.

Constantine S. Macricostas is Chairman of the Board.  On February 23, 2004, he assumed the additional responsibility of Chief Executive Officer. From January 2002 through March 2002, he temporarily assumed the position of President upon the retirement of James L. Mac Donald.  Mr. Macricostas also served as Chief Executive Officer of the Company from 1974 until August 1997.  Mr. Macricostas is Chairman of the Executive Committee.  Mr. Macricostas is Chairman of the Board and a director of RagingWire Telecommunications, Inc.

George Macricostas is the CEO and founder of RagingWire Telecommunications, Inc. (“RagingWire”), a company that provides secure managed IT services and data center infrastructure to data intensive enterprise companies.  Mr. Macricostas became CEO of RagingWire in May of 2000.  From February 1996 until April 2000, Mr. Macricostas was a senior vice president at the Company where he was responsible for all aspects of the Company’s global IT infrastructure.  Mr. Macricostas is Chairman of the Investment Committee, and a member of the Strategic Alliance & Planning Committee.

Willem D. Maris served as the President and Chief Executive Officer of ASM Lithography Holding N.V. (“ASML”) from June 1990 until his retirement in January 2000.  Headquartered in the Netherlands, ASML develops and manufactures markets and services advanced lithography projection systems for the fabrication of integrated circuits.  He is a director of FSI International Inc. and Chairman of the Supervisory Board of BE Semiconductor Industries N.V.  Mr. Maris is Chairman of the Strategic Alliance & Planning Committee and is a member of the Nominating Committee.

Mitchell G. Tyson, held positions of increasing management responsibility during his fifteen-year tenure at PRI Automation, the world’s leading supplier of semi-fab materials handling systems.  Most recently he served as PRI Automation’s CEO from 1998 to 2002.  Prior to joining PRI Automation, he worked at GCA Corporation from 1985 to 1987 and served as science advisor to U.S. Senator Paul Tsongas from 1979 to 1985.  Mr. Tyson is currently Chairman of the Board for Amberwave Systems, the leading supplier of strained silicon technology as well as a member of the Semiconductor Equipment and Materials Institute’s (SEMI®) North American Advisory Board and is a member of its Public Policy Committee.  He is also a director of Rubicon Technology, a private company which develops, manufactures and distributes sapphire substrates and components and other advanced technology materials.  Mr. Tyson is Chairman of the Nominating Committee, and is a member of the Audit Committee, the Executive Committee, and the Strategic Alliance & Planning Committee.

Constantine S. Macricostas is the father of George Macricostas.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors met eight (8) times during the 2004 fiscal year.  During fiscal 2004 each director attended at least 75% of the total number of meetings of the Board of Directors and of all committees of the Board on which such director served.

The Company’s Board of Directors has Audit, Executive, Compensation, Investment, Strategic Alliance & Planning and Nominating Committees.  Membership of the Audit, Compensation and Nominating Committees is comprised of independent, non-employee directors.

The Audit Committee’s functions include the appointment of the Company’s independent certified public accountants, reviewing with such accountants the plan for and results of their auditing engagement and the independence of such accountants.  Messrs. Fiederowicz, Fiorita and Tyson are members of the Audit Committee.  All members of this Committee are independent, non-employee directors under applicable NASDAQ rules.  Mr. Fiorita qualifies as a financial expert under applicable SEC audit committee rules.  The Audit Committee held eight (8) meetings during the 2004 fiscal year.

The Compensation Committee’s functions include establishing compensation policies and programs for the executive officers of the Company and administration of the Company’s stock plans.  Messrs. Fiederowicz and Fiorita are members of the Compensation Committee.  All members of this Committee are independent, non-employee directors under applicable NASDAQ rules.  The Compensation Committee held seven (7) meetings during the 2004 fiscal year.

The Investment Committee was organized during the 2002 fiscal year and oversees the Company’s investment activities including the commitment of funds and monitoring of investment performance.  Messrs. Fiederowicz and George Macricostas are members of the Investment Committee.  The Investment Committee held one (1) meeting during the 2004 fiscal year.

The Executive Committee with certain exceptions may exercise all of the authority of the Board between regular meetings of the entire Board.  Messrs. Fiederowicz, Constantine Macricostas and Tyson are members of the Executive Committee.  The Executive Committee held one (1) meeting during the 2004 fiscal year.  This Committee also met informally with senior management throughout the year.

The Strategic Alliance & Planning Committee reviews and provides recommendations to the entire Board on various matters relating to strategic alliances and long-range planning for the Company’s business.  Messrs. George Macricostas, Maris and Tyson are members of the Strategic Alliance & Planning Committee.  This Committee held one (1) meeting during the 2004 fiscal year.

The Nominating Committee’s functions include the consideration and nomination of candidates for election to the Board.  Messrs. Fiorita, Maris and Tyson are members of the Nominating Committee.  All members of this Committee are independent, non-employee directors under applicable NASDAQ rules.  This Committee held one (1) meeting during the 2004 fiscal year.

The Nominating Committee Charter is posted on the Company’s website at www.photronics.com.

The minimum qualifications for nominees to be considered by the Nominating Committee are experience as a business or technology leader, and the qualities or skills necessary and the ability to deliver value and leadership to the Company and the ability to understand, in a comprehensive manner, the technology utilized by the Company and its customers for photomasks.  If an opening for a Director arises, the Board will conduct a search for qualified candidates.  The Committee will also consider qualified candidates for Director suggested by shareholders in written submissions to Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804, Attention: Corporate Secretary.

The Nominating Committee did not receive any recommendations for nomination for Director from a shareholder or group who, individually or in the aggregate, beneficially owned greater than five (5) percent of the Company’s voting common stock for at least one year.

The Board provides a process for shareholders to send communications to the Board or to any Director individually.  Shareholders may send written communications to the Board or to any Director c/o Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804, Attention: Corporate Secretary. All communications will be compiled by the Secretary and submitted to the Board, or the individual Directors, on a periodic basis.

It is the Company’s policy that the Directors who stand for election at the Annual Meeting attend the Annual Meeting unless the Director has an irreconcilable conflict, and attendance has been excused by the Board.  All the nominees who were Directors during the last fiscal year and who are standing for election at the 2005 Annual Meeting of Shareholders attended the 2004 Annual Meeting of Shareholders, with the exception of Willem D. Maris, who was excused.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three directors, each of whom meet the independence requirements of the applicable NASDAQ and SEC rules.  The Committee operates under a written charter adopted by the Board.  The Committee also undertakes a written performance evaluation of the Committee on an annual basis.

For the fiscal year ended October 31, 2004, the Audit Committee reviewed and discussed the audited financial statements with management, discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU380) and received the written disclosures and a letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Audit Committee discussed with the independent auditors the independence of the independent auditors.  The Committee considered whether the provision of non-audit services by Deloitte and Touche LLP (“D&T”) to the Company is compatible with maintaining the independence of D&T and concluded that the independence of D&T is not compromised by the provision of such services.  The Committee met with management periodically during the year to review the Company’s Sarbanes-Oxley Section 404 compliance efforts related to internal controls over financial reporting. Additionally, the Committee pre-approves all audit and non-audit services provided to the Company by D&T.  Based on the foregoing meetings, reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2004 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

In 2003, the Audit Committee adopted a complaint procedure for accounting and auditing matters and violations of Company policy.

This report is submitted by:

Joseph A. Fiorita, Jr.
Chairman

Walter M. Fiederowicz

Mitchell G. Tyson

Fees Paid to the Independent Auditors

For the fiscal years ended November 2, 2003 and October 31, 2004, the aggregate fees for professional services rendered by D&T were as follows:

	Fiscal 2003(e)		Fiscal 2004

Audit Fees (a)	$545,000		$567,000
Audit-Related Fees (b)	80,000		74,000
Tax Fees (c)	1,093,000	(d)	188,000
All Other Fees	0		0
Total	$1,718,000		$829,000

(a) Represents aggregate fees in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements or services normally provided by D&T and fees related to the Company’s 2003 Form S-3 Registration Statement and subsequent amendments thereto.

(b) Represents fees primarily for assistance with Sarbanes-Oxley Section 404 readiness.

(c) Represents aggregate fees in connection with tax compliance, tax advice and tax planning.

(d) Included in this amount were payments totaling $936,000 for tax services performed prior to 2003 pursuant to an engagement letter executed in 1999 for assistance with tax credits for research and development activities.

(e) The Company re-classified the description of Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees; therefore the amounts set forth above for fiscal 2003 for each of the above referenced categories is different from the amounts set forth for fiscal 2003 in the proxy the Company filed with the SEC on February 27, 2004. Additionally, tax fees for fiscal 2003 were revised to include $30,000 for a license fee relating to tax compliance software.

EXECUTIVE OFFICERS

The names of the executive officers of the Company are set forth below together with the positions held by each person in the Company. All executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

Name and Age	Position	Served as an Officer Since

Constantine S. Macricostas, 69	Chairman of the Board and	2004
	Chief Executive Officer

Edwin L. Lewis, 59	Vice President, Secretary	2003
	and General Counsel

Sean T. Smith, 44	Senior Vice President, and	2000
	Chief Financial Officer

Constantine S. Macricostas is Chairman of the Board.  He was elected Chief Executive Officer effective February 23, 2004.  From January 2002 through March 2002, he temporarily assumed the position of President upon the retirement of James L. McDonald.  Mr. Macricostas also served as Chief Executive Officer of the Company from 1974 until August 1997.

Edwin L. Lewis was elected Vice President, Secretary and General Counsel in May 2003.  Prior to that he was Vice President and General Counsel for American Science and Engineering, Inc., an international designer and manufacturer of x-ray detection equipment for protection of ports, borders and high security U.S. government facilities.  Prior to that he was President of The Atlantic Legal Foundation, a public interest law firm headquartered in New York City.

Sean T. Smith was promoted to Senior Vice President on January 25, 2005, and continues to serve as Chief Financial Officer.  In March 2002, Mr. Smith was elected Vice President and Chief Financial Officer.   Prior to that date he had been Vice President-Controller.  He joined Photronics in April 2000.  From 1999 to 2000 Mr. Smith was Vice President and Chief Financial Officer of Carvel Corporation, a closely held soft ice cream manufacturer.  He was Controller and Chief Accounting Officer of Starter Corporation, a licensed apparel manufacturer from 1995 to 1999.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid or accrued by the Company for services rendered for each of the three fiscal years during the periods ended October 31, 2004, November 2, 2003, and November 3, 2002 to each of the individuals who served (i) as the Chief Executive Officer during the 2004 fiscal year and (ii) the three other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (such executives are collectively referred to as the “Named Executives”).

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation

Name and Principal Position	Year	Salary ($)		Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)		Other Annual Compensation ($) (1)

Constantine S. Macricostas Chairman of the Board and Chief Executive Officer (6)	2004	205,000	(2)	—	58,870	(2)	5,000	(2)	4,292
Paul J. Fego	2004	327,692		71,940			—		6,616
President, and Chief	2003	294,808		—			28,995		7,361
Operating Officer (3) (4) (6) (7)	2002	280,385		65,000			55,000		36,440
Sean T. Smith	2004	230,769		56,940			—		16,276
Senior Vice	2003	206,366		—			15,675		16,147
President, and Chief Financial Officer (3) (4) (6)	2002	191,923		47,000			37,500		15,400
Edwin L. Lewis	2004	205,385		50,250			—		8,938
Vice President, Secretary and General Counsel (5) (6)	2003	101,250		—			15,000		7,000
Daniel Del Rosario	2004	472,504	(8)	—			—		5,077
Chief Executive	2003	349,712		—			30,000		16,000
Officer (4) (6) (8)	2002	263,462		68,000			65,000		15,400

(1)

Represents (i) matching contributions made by the Company pursuant to the Company’s 401(k) Savings and Profit Sharing Plan; (ii) monthly car allowance paid by the Company or personal use of a Company car; and (iii) payment for annual membership to a gym.  The matching 401(k) contributions made during fiscal year 2004 were as follows:  Mr. Del Rosario, $1,077;  Mr. Fego, $4,100; Mr. Smith, $4,276 and Mr. Lewis, $1,938.  The car allowance paid by the Company or the personal use of a Company car in the 2004 fiscal year was as follows: Mr. Del Rosario: $4,000; Mr. Fego: $2,516; Mr. Macricostas: $2,366; Mr. Smith: $12,000; and Mr. Lewis: $7,000.  Mr. Macricostas also received $1,926 for an annual family membership to a gym.

(2)

Mr. Macricostas received $175,000 pursuant to a Consulting Agreement.  He also received $30,000 as Chairman of the Board ($12,500 annual retainer and $2,500 per each Board meeting attended.  There were seven (7) meetings in 2004 for which directors received compensation).  Mr. Macricostas also received 3,000 shares of restricted stock and 5,000 stock options as Chairman of the Board.

(3)	Messrs. Fego’s and Smith’s 2004 bonus includes 1,000 shares Photronics common stock issued at $17.30 per share.

(4)	As a result of cost reduction measures, Mr. Del Rosario, Mr. Fego, and Mr. Smith, took a five (5%) percent reduction in salary for the period March 22, 2003 through July 26, 2003.

(5)	Mr. Lewis joined the Company in April 2003.

(6)

Mr. Del Rosario, Mr. Fego, Mr. Lewis and Mr. Smith did not receive a bonus for 2003.  Mr. Del Rosario resigned from his position with the Company on February 23, 2004.  Mr. Macricostas was elected Chief Executive Officer effective February 23, 2004.

(7)	Mr. Fego resigned his position with the Company on January 25, 2005.

(8)

Includes $122,500 that Mr. Del Rosario received for his salary as Chief Executive Officer for three and a half months of fiscal 2004 and  $227,500 that was paid to Mr. Del Rosario pursuant to an employment agreement in fiscal 2004.  In fiscal 2005, Mr. Del Rosario received $122,500 pursuant to his employment agreement which terminates in February 2005.

STOCK OPTIONS

The Company maintains stock option plans which allow for the grant of stock options and restricted stock awards to directors and executive officers of the Company as well as other employees of the Company.  The Board of Directors has approved the amendment of the stock option plans to provide for the issuance of stock appreciation rights.  However, no stock appreciation rights were granted in 2004.  The following table sets forth certain information with respect to (i) options granted to the Named Executives during the 2004 fiscal year and (ii) the value of such options at assumed annual rates of stock price appreciation.

Option Grants In Last Fiscal Year

Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)

Name	Number of Securities Underlying Options Granted (#)(1)		% of Total Options Granted To All Employees in Fiscal Year	Exercise or Base Price ($/Share) (2)	Expiration Date	5%($) / 10%($)

Constantine S. Macricostas	5,000	(4)	5.18%	$19.58	2/17/2014	$61,569/$156,027
Paul J. Fego	0		0	0	0	0/0
Sean T. Smith	0		0	0	0	0/0
Edwin L. Lewis	0		0	0	0	0/0
Daniel Del Rosario	0		0	0	0	0/0

(1)

The options vest over four years in four equal installments.  The Board of Directors may accelerate the vesting of the option if the Company merges or consolidates with another company, sells substantially all of its assets, or a “Change in Control” (as defined in the applicable plan or award document) involving the Company occurs or as otherwise set forth in the plan.

(2)	All options were granted at the fair market value at the date of grant.

(3)

Potential gains are net of exercise price, but before taxes associated with exercise.  These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission’s rules.  Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period.  The amounts reflected in this table may not necessarily be achieved.

(4)	This reflects options granted to Mr. Constantine S. Macricostas in his capacity as Chairman of the Board.

The following table sets forth certain information with respect to options exercised during the 2004 fiscal year by the Named Executives and the value of options held by the Named Executives on October 31, 2004.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) (2) Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End ($) (2) Exercisable / Unexercisable

Constantine S. Macricostas	0	0	96,000/62,000	$89,175/$40,725
Paul J. Fego	0	0	65,006/37,165	$76,315/$61,152
Sean T. Smith	0	0	33,975/23,975	$44,764/$44,764
Edwin L. Lewis	0	0	3,750/11,250	$17,625/$52,875
Daniel Del Rosario	0	0	84,875/0	$187,931/0

(1)	Represents the difference between the closing price of the common stock on the date of exercise and the exercise price.

(2)

These amounts represent the difference between the fair market value share price of $17.55 on October 29, 2004 (which was the last day of trading for the fiscal year ended October 31, 2004), and the exercise price of the stock options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about shares of Photronics Common Stock that may be issued under the Company’s equity compensation plans including compensation plans that were approved by the Company’s shareholders as well as compensation plans that were not approved by the Company’s shareholders.  Information in the table is as of October 31, 2004.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by shareholders	1,968,610	$ 19.68	1,950,530	(1)
Equity compensation plans not approved by shareholders	0	0	0
Total	1,968,610	$ 19.68	1,950,530

(1)

Represents 1,660,263 shares of Photronics Common Stock issuable pursuant to options authorized for future issuance under the Company’s various stock option plans and 290,267 shares available under the Company’s employee stock purchase plan.

CERTAIN AGREEMENTS

Mr. Constantine Macricostas is party to a five (5) year consulting agreement at an annual retainer of $175,000 per annum which became operative upon his retirement as an employee of the Company on April 18, 2003.  During the term of that agreement Mr. Macricostas has agreed to not be employed by or otherwise engage in any activities that compete with the Company’s business.  Mr. Macricostas’ Consulting Agreement was not amended in fiscal 2004 even though Mr. Macricostas was appointed Chief Executive Officer in February 2004.

Mr. Smith and the Company entered into a three (3) year employment agreement dated February 20, 2003.  The agreement is automatically extended for consecutive one (1) year periods unless the Company gives at least thirty (30) days notice of its intent not to renew.  If the agreement is terminated by the Company for reasons other than “cause,” or Mr. Smith resigns for “good reason,”  Mr. Smith will receive a payment equal to his base salary (which is currently two hundred and forty thousand dollars ($240,000)) paid out over twelve (12) months.  The agreement also provides severance payments for eighteen (18) months in the event of involuntary termination other than “cause” (including a resignation for “good reason”) following a “change in control” and Mr. Smith’s stock options or similar rights will become immediately vested.  The agreement also provides that the Company will pay the executive a “gross up amount” under certain circumstances if taxes are reimposed pursuant to Section 280G and 4999 of the Internal Revenue Code.  Mr. Smith has agreed not to engage in any activity that competes with the Company’s business during the term of his employment agreement and for twelve (12) months thereafter.

Mr. Lewis and the Company entered into a three (3) year employment agreement dated January 4, 2005.   The agreement is automatically extended for consecutive one (1) year periods unless the Company gives at least thirty (30) days notice of its intent not to renew.  If the agreement is terminated by the Company for reasons other than “cause,”  or Mr. Lewis resigns for “good reason,”  Mr. Lewis will receive a payment equal to his base salary (which is currently two hundred and ten thousand dollars ($210,000)) paid out over twelve (12) months.  The agreement also provides severance payments for eighteen (18) months in the event of involuntary termination other than “cause” (including a resignation for “good reason”)  following a “change in control” and Mr. Lewis’ stock options or similar rights will become immediately vested.  The agreement also provides that the Company will pay the executive a “gross up amount” under certain circumstances if taxes are reimposed pursuant to Section 280G and 4999 of the Internal Revenue Code.   Mr. Lewis has agreed not to engage in any activity that competes with the Company’s business during the term of his employment agreement and for twelve (12) months thereafter.

Mr. Del Rosario and the Company are parties to an employment agreement which terminates in February 2005.  Payments made to Mr. Del Rosario pursuant to the employment agreement are set forth in footnote 8 of the Summary Compensation Table.

DIRECTORS’ COMPENSATION

Directors who are not employees of the Company receive an annual retainer of $25,000, in addition to a fee of $2,500 for each director’s meeting attended and are granted a restricted stock award of 3,000 shares per year.  The restricted stock award will be 4,000 shares per year for fiscal 2005, as approved by the Board of Directors on February 14, 2005.  The restrictions on these restricted stock awards lapse quarterly over the one-year service period.  Directors who are not employees of the Company also receive, annually, stock options of 5,000 shares of Common Stock, the option price will be the closing price as of the date of the grant for each share.  Twenty-five percent (25%) of the options are exercisable after the first anniversary date of the grant, and on a cumulative basis, an additional twenty-five percent (25%) of the shares are exercisable on each anniversary date thereafter (all options will be exercisable, if not previously exercised, on the fourth (4th) anniversary of the date of the grant).  The Chairman of the Audit Committee receives an additional annual retainer of $40,000, and the Vice Chairman receives an additional annual retainer of $10,000.  The Chairman of the Compensation Committee receives an additional annual retainer of $25,000, and the Vice Chairman receives an additional annual retainer of $5,000.  The Chairman of the Investment Committee receives an additional annual retainer of $15,000.    On February 14, 2005, the Board of Directors approved a retroactive increase of the following retainers effective for fiscal year 2004 relating to the Audit Committee:  the Chairman of the Audit Committee will receive an additional annual retainer of $65,000 (increased from $40,000), the Vice Chairman of the Audit Committee will receive an additional annual retainer of $25,000 (increased from $10,000), and all other members of the Audit Committee (excluding the Chairman and the Vice Chairman) will receive an additional annual retainer of $10,000 (increased from $0).  The Board of Directors approved these increases to compensate the Directors serving on the Audit Committee for the additional work and responsibilities each of them assumed primarily as a result of the rules pursuant to the Sarbanes-Oxley Act of 2002.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

The Compensation Committee of the Board of Directors (the “Compensation Committee”) was established in 1992 and is comprised of two of the independent, non-employee members of the Board of Directors.  Neither of these individuals was an officer or employee of the Company at any time during fiscal year 2004 or at any other time and neither of them have interlocking relationships as defined by the Securities and Exchange Commission.  None of our current executive officers has ever served as a member of the compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Compensation Committee.  The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors.  The Compensation Committee periodically reviews its approach to executive compensation and makes changes as appropriate.

The Compensation Committee’s philosophy is that executive compensation must be competitive with other comparable employers to insure that qualified employees can be attracted and retained and that the Company’s compensation practices should provide incentives and rewards for achieving or exceeding goals and for creating a return to the Company’s shareholders. The Compensation Committee uses three components to achieve these goals: base salary, bonuses and stock based awards.  The Compensation Committee retained Mercer Human Resource Consulting to assess the market competitiveness of the compensation of the Company’s executive officers and to evaluate the pay-for-performance criteria of the compensation program.  Mercer Human Resource Consulting also made a presentation to the Compensation Committee on the trends in executive compensation.

The Compensation Committee evaluates and establishes base salary levels in light of economic conditions and comparisons to other similarly situated companies.  Bonuses, if any, are dependent upon an evaluation of the Company’s performance and achievement of its financial and other goals during the relevant period, and the achievement of specific objectives of each executive officer.  The Company maintains stock option plans which allow for the grant of stock options and restricted stock awards to directors and executive officers of the Company as well as other employees of the Company.  In 2004, the Board of Directors approved the amendment of the stock option plans to provide for the issuance of stock appreciation rights which gave the Compensation Committee broader compensation alternatives.  However, no stock appreciation rights were granted in 2004.  Stock options awards, which the Compensation Committee believes provide a strong link between executive compensation and shareholder return, are used to provide long-term incentives based on shareholder return.

In establishing compensation levels for the executive officers of the Company, including the Named Executives, the Compensation Committee considers compensation at companies in the electronics industries with similar levels of sales and capital.  The companies considered were not necessarily the same as those included in the performance chart below due to the difference in the size of the companies considered.  The Compensation Committee adjusts executive compensation in connection with this review.  Generally, the Compensation Committee believes that its expectation of performance of the Company and its executive officers should allow executive compensation to fall within the median to 75th percentile of compensation of this comparison group.  The Compensation Committee believes that its three-part approach results in a compensation program which is aligned with the Company’s needs and results and balances both short and long-term goals.

Section 162(m) of the Internal Revenue Code limits the Company’s ability to deduct certain compensation (in excess of $1,000,000 per year per person) paid to the Named Executives unless certain formal requirements are satisfied.  The Compensation Committee believes however that its ability to subjectively evaluate executive officer performance is an important part of its function and its ability to provide incentives.  Additionally compensation paid to the Named Executives has historically not exceeded deductibility limits under Section 162(m).  Accordingly the Compensation Committee has not required that all compensation programs comply with Section 162(m) although the Compensation Committee considers compliance in establishing individual compensation components.

2004 EXECUTIVE COMPENSATION

The Committee considered the factors discussed above in determining executive compensation for the 2004 fiscal year.  No stock options were awarded to Mr. Del Rosario or any of the Named Executive Officers in 2004.  However, Mr. Fego’s and Mr. Smith’s bonus for 2004 included 1,000 shares of Photronics Common Stock.

2004 CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee used the executive compensation practices described above in determining the 2004 salary levels for Mr. Del Rosario.  In fiscal 2004, Mr. Del Rosario received $122,500 as Chief Executive Officer of the Company for three and a half months of fiscal 2004, and $227,500 pursuant to an employment agreement.  In fiscal 2005, Mr. Del Rosario received $122,500 pursuant to his employment agreement which terminates in February 2005.  Mr. Macricostas is not an employee of the Company but is compensated pursuant to a consulting agreement he entered into on April 18, 2003.  Mr. Macricostas is currently Chief Executive Officer of the Company and is paid an annual retainer of $175,000 per year pursuant to the consulting agreement referenced above.  Mr. Macricostas received $30,000 as Chairman of the Board for fiscal 2004.  He also received 3,000 shares of restricted stock and 5,000 stock options as Chairman of the Board.

Respectfully submitted,

Walter M. Fiederowicz, Chairman

Joseph A. Fiorita, Jr.

PROPOSAL 2
RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“D&T”), independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 30, 2005.  We are asking you to ratify this selection at the meeting.

A representative of D&T will attend the meeting to answer appropriate questions and may make a statement.

Approval of this proposal to ratify the appointment of D&T requires a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” this proposal to ratify the selection of D&T as independent auditors for Photronics and its subsidiaries for the fiscal year ending October 30, 2005.

Fees Paid to Independent Auditors

For the fiscal years ended November 2, 2003 and October 31, 2004, the aggregate fees for professional services rendered by D&T were as follows:

	Fiscal 2003(e)		Fiscal 2004

Audit Fees (a)	$545,000		$567,000
Audit-Related Fees (b)	80,000		74,000
Tax Fees (c)	1,093,000	(d)	188,000
All Other Fees	0		0
Total	$1,718,000		$829,000

(a)  Represents aggregate fees in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements or services normally provided by D&T and fees related to the Company’s 2003 Form S-3 Registration Statement and subsequent amendments thereto.

(b) Represents fees primarily for assistance with Sarbanes-Oxley Section 404 readiness.

(c) Represents aggregate fees in connection with tax compliance, tax advice and tax planning.

(d)  Included in this amount were payments totaling $936,000 for tax services performed prior to 2003 pursuant to an engagement letter executed in 1999 for assistance with tax credits for research and development activities.

(e)  The Company re-classified the description of Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees; therefore the amounts set forth above for fiscal 2003 for each of the above referenced categories is different from the amounts set forth for fiscal 2003 in the proxy the Company filed with the SEC on February 27, 2004.  Additionally, tax fees for fiscal 2003 were revised to include $30,000 for a license fee relating to tax compliance software.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change at October 31(*) of the indicated year in the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return on (i) securities traded on the NASDAQ market, and (ii) publicly traded securities of companies which have indicated that their business falls within Standard Industrial Classification (SIC) Code 367 (Electronic Components and Accessories) (the “Peer Index”).  The graph assumes that $100 was invested on October 31, 1999 in the Company’s Common Stock; in the NASDAQ market index and in the Peer Index, and that all dividends were reinvested.  Although the Company believes this graph reflects favorably on the Company, it does not believe that the comparison is necessarily useful in determining the quality of the Company’s performance or in establishing executive compensation.

Comparison of Five-Year Cumulative Total Return
Among Photronics, Inc., NASDAQ Over the Counter Securities
and Publicly-Traded Companies with SIC Code 367

	Oct-99	Oct-00	Oct-01	Oct-02	Oct-03	Oct-04

Photronics Inc.	$100	$108	$119	$58	$103	$84
NASDAQ Stock Mkt Index	$100	$113	$57	$45	$65	$67
SIC Code 367	$100	$137	$74	$41	$71	$57

The SIC Code 367 Peer Index consists of all publicly traded US companies with SIC Code 3671-3679.

*Commencing in fiscal 1999, the Company’s formal fiscal year end is determined in accordance with a 52-week fiscal year.  However, for consistency in reporting periods, a nominal year-end of October 31st has been used in the presentation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is a party to a long-term service contract entered into in 2002 pursuant to which it outsources the administration of its global wide area network and related communication services to RagingWire Telecommunications, Inc. (“RagingWire”), a supplier of secure data center facilities and managed IT services, located in Sacramento, California.  Constantine Macricostas is a founder, majority shareholder and the chairman of the board of directors of RagingWire, and his son, George Macricostas is a director and chief executive officer.  The decision to pursue an outsourced solution to satisfy the Company’s network and communications needs was made by management, and the Company obtained bids from and reviewed the service offerings of six other global and regional vendors before RagingWire was selected as the most favorably priced solution for its service offerings.  During the 2004 fiscal year, the Company incurred expenses of $3.4 million for services provided to the Company by RagingWire.

Soo Hoo Jeong, an officer of the Company, who also serves as the chief executive officer and president of the Company’s majority held subsidiary in Korea, PK Ltd., is also a significant shareholder of S&S Tech which serves as a supplier of photomask blanks to the Company.  In 2004, the Company purchased $8.3 million of photomask blanks from S&S Tech of which $0.7 million was owed to S&S Tech as of October 31, 2004.

The Company has an operating policy with the purpose of ensuring that contracts with entities in which any director, officer or other member of management has a financial interest are competitively priced and commercially reasonable.  Under the policy, any such contract must be reviewed and approved in advance by the Audit Committee, CEO and CFO of the Company and the Company will obtain independent assessment of the commercial reasonableness of the contract as considered necessary.

The Company believes that the terms of the transactions described above with affiliated persons were negotiated at arm’s-length and were no less favorable to the Company than the Company could have obtained from non-affiliated parties.

OTHER MATTERS

As of the date of this proxy statement the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement.  If any other matters properly come before the Annual Meeting the persons named in the proxy will act in respect thereof in accordance with their best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file an initial report of beneficial ownership on Form 3 and changes in beneficial ownership on Form 4 or 5 with the Securities and Exchange Commission (“SEC”).  Executive officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year, all filing requirements applicable to its officers, directors and ten percent shareholders were satisfied, with the exception that Mr. George Macricostas failed to timely file a Form 5 in December 2004.

FORM 10-K AND ADDITIONAL INFORMATION

The Company’s annual report filed with the SEC on Form 10-K for the year ended October 31, 2004, which includes audited financial statements and financial statement schedules, will be furnished, free of charge, on written request directed to the General Counsel, Photronics, Inc., 15 Secor Road, Brookfield, CT 06804.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

The Company has adopted a procedure approved by the SEC called “householding” which will reduce our printing costs and postage fees.   Under this procedure, multiple shareholders residing at the same address will receive a single copy of the annual report and proxy statement unless the shareholder notifies the Company that they wish to receive individual copies.  Shareholders may revoke their consent to householding at any time by contacting ADP-ICS, either by calling toll-free at (800) 542-1061, or by writing to ADP-ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.  The Company will remove you from the householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document.

SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the Company’s proxy statement for the 2006 Annual Meeting of Shareholders must be received by the Company no later than November 1, 2005 and must meet certain requirements of applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that meeting.  In addition, for shareholder proposals to be presented at the 2006 Annual Meeting of Shareholders without inclusion in the Company’s proxy statement for that year, notice of such proposal must be received by the Company no later than January 19, 2006 to prevent the Company from being able to exercise its discretionary voting authority with respect to that proposal (subject to the rights of the Company and the proponent contained in the federal proxy rules).  Proposals may be mailed to Photronics, Inc. to the attention of Edwin L. Lewis, Secretary, 15 Secor Road, Brookfield, Connecticut 06804.

SOLICITATION OF PROXIES AND COSTS THEREOF

The Company has retained Georgeson Shareholder Communications Inc., a proxy solicitation firm to assist the Company in soliciting proxies at this Annual Meeting for a fee of $5,500 plus reasonable expenses.

This proxy solicitation is being made by the Board of Directors of the Company and the cost of such solicitation of proxies will be borne by the Company.  In addition, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone or cable.  The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

February 22, 2005

APPENDIX A

PHOTRONICS, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Photronics, Inc. (the “Corporation”) in fulfilling its responsibility to oversee, (i) the Corporation’s financial reporting process, systems of internal accounting and financial controls, and the integrity of its financial statements, (ii) the Corporation’s independent auditors’ qualifications and independence and the audit and non-audit services provided to the Corporation, (iii) the performance of the Corporation’s independent auditors and its internal audit function, and (iv) the compliance programs established by management and the Board.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the requirements of the applicable NASDAQ rules and Section 301 of the Sarbanes-Oxley Act of 2002 (the “S-O Act”) and the Securities and Exchange Commission (the “SEC”) rules promulgated thereunder.

•	Each member of the Committee will meet the independence criteria set forth in applicable NASDAQ and SEC rules and the Corporation’s Corporate Governance Guidelines.

•	No member of the Committee will be an affiliated person with the Corporation or any subsidiary thereof within the meaning of Section 301 of the S-O Act and the SEC rules promulgated thereunder.

•	Each member of the Committee will be financially literate at the time of his or her appointment to the Committee.

•	At least one member of the Committee will have accounting or related financial management expertise within the meaning of the new standards.

•

No member of the Committee will, other than in his or her capacity as a member of the Board, the Committee or another committee, receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation, which shall include for this purpose compensation paid to a service provider with whom the member is associated.

•	The chair of the Committee shall be appointed by the Board.

FUNCTIONS

The Committee’s job is one of oversight and it recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the independent auditors are responsible for auditing those financial statements to confirm that they are prepared in accordance with generally accepted accounting principles (“GAAP”).  Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the independent auditors, have more time, knowledge and more detailed information on the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the independent auditors’ work.  Therefore, the Committee shall be entitled to rely to the fullest extent permitted by law, on the accuracy of the financial and other information provided to the Committee.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function.  These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate, given the circumstances.

Independent Auditors and Audit Process

•	The Committee shall have the sole authority for the appointment, compensation and retention of the independent auditor, and the independent auditor shall report directly to the Committee.

•

In this connection, the Committee shall consider such matters as the experience, qualifications and performance of the senior members of the independent auditor team and the quality control procedures of the auditor.

•

The Committee shall review and approve the independent auditors’ compensation and the proposed terms of their engagement, and consider their audit plan and procedures and review any problems arising from the annual audit examination.

•

The Committee shall pre-approve all audit and non-audit services provided to the Corporation by the independent auditor.  The Committee shall prohibit the independent auditor from performing the following non-audit services, in compliance with applicable Public Company Accounting Oversight Board (the “Accounting Board”) regulations:

	•	bookkeeping or other services related to the accounting records or financial statements of the audit client;

	•	financial information systems design and implementation;

	•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

	•	actuarial services;

	•	internal audit outsourcing services;

	•	management functions or human resources;

	•	broker or dealer, investment advisor, or investment banking services;

	•	legal services and expert services unrelated to the audit; or

	•	any other service that the Accounting Board determines, by regulation, is impermissible.

•	The Committee shall:

	•	Request from the independent auditors annually a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Board Standard Number 1;

	•	Discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence; and

•

Pre-approve the Corporation’s hiring of employees of the independent auditor who were engaged on the Corporation’s account. No such employee shall be hired as chief executive officer, chief financial officer, chief accounting officer, controller, or for any equivalent position, during the one year period prior to the commencement of the audit by that independent auditor.

•

Obtain and review, at least annually, a report by the independent auditor describing:  the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and, in order to assess the auditor’s independence, all relationships between the independent auditor and the Corporation.

Financial Statements and Related Disclosures

•

The Committee shall review with management and the independent auditors the audited financial statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) disclosures to be included in the Corporation’s Annual Report on Form 10K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No.61.  The Committee shall determine whether to recommend inclusion of these financial statements in these reports.

•

The Committee shall review with management and the independent auditors the Corporation’s interim financial results and MD&A disclosures to be included in the Corporation’s quarterly reports on Form 10-Q to be filed with the SEC and the matters required to be discussed by SAS No.61, prior to the Corporation’s filing of the Form 10-Q.

•	The Committee shall review with the independent auditors the Corporation’s proxy statement used in connection with the Corporation’s annual meeting of stockholders.

•

The Committee shall review with management the types of information to be disclosed and the presentations to be made in earnings press releases and earnings guidance provided to research analysts and rating agencies.

•

The Committee shall require the independent auditors to report timely to the Committee all critical accounting policies and practices to be used by the Corporation, alternative treatments that have been discussed with management and the ramifications of the use of such alternatives, and the treatment preferred by the independent auditors.

•

The Committee shall require the independent auditors to report timely to the Committee material written communications made to management, such as any management letter or schedule of unadjusted differences.

•

The Committee shall review major changes and other major questions of choice respecting the application of appropriate accounting principles, and the existence and substance of any material accruals, reserves and estimates in the preparation of the Corporation’s financial statements.  The Committee shall discuss with the independent auditors, and confirm that the Corporation’s financial statements reflect, all material correcting adjustments identified by them in accordance with GAAP and SEC rules and regulations.

•

The Committee shall review material pending legal proceedings involving the Corporation and consider other contingent liabilities, as well as other risks and exposures, that may have a material impact on the financial statements.

•	The Committee shall review with management and the independent auditors the financial statement effects of pending regulatory and accounting initiatives.

•	The Committee shall review off-balance sheet structures on the Corporation’s financial statements.

•

The Committee shall review and oversee the resolution of any significant potential disputes or disagreements between management and the Corporation’s independent auditor that arose in connection with the preparation of the Corporation’s financial statements or financial reporting generally.

•	The Committee shall prepare an Audit Committee Report for inclusion in the Corporation’s annual meeting of stockholders proxy statement as required by SEC regulations.

•	The Committee shall set hiring policies for employees or former employees of the Corporation’s independent auditors.

CEO/CFO Certifications; Internal Controls and Complaints

•

The Committee shall review with the Corporation’s chief executive officer and chief financial officer the contents of the personal certifications required to be made by them pursuant to Sections 302 and 906 of the S-O Act.

•

The Committee shall consider the quality and adequacy of the Corporation’s internal controls and will review with management and the independent auditors their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

•	The Committee shall review the adequacy of the staffing and budget of the Corporation’s internal audit staff.

•

The Committee shall review the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and the Corporation’s Code of Conduct, which shall include a Code of Ethics for Financial Executives that complies with the standards contained in NASDAQ rules and applicable SEC regulations adopted pursuant to the S-O Act.

•

The Committee shall review and approve all related party transactions and any modifications thereto and consult with management, legal counsel, internal audit staff and the independent auditors to ensure that such transactions are effected and disclosed in conformity with applicable legal requirements and the Corporation’s Code of Conduct.

•	The Committee shall inquire into evidence of illegal conduct or material non-compliance with Corporation policies.

•

The Committee shall establish procedures for, (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters or suspected violations of the Corporation’s Code of Business Conduct and Ethics or other policies and procedures of the Corporation and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters or suspected violations of the Corporation’s Code of Business Conduct and Ethics or other policies and procedures of the Corporation.

PROCEDURES

•

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and authority to retain outside counsel, auditors or other experts for this purpose.

•

The Committee shall have the authority to retain, establish the compensation for and terminate outside counsel and other experts and advisors, including public accountants, as it determines appropriate to assist in the full performance of its functions.

•

The Corporation shall provide funding, as requested by the Committee, for compensation of outside counsel, auditors and other experts, and for administrative support, to assist the Committee in performing its duties.

•

The Committee shall meet as often as deemed necessary or appropriate in its judgment, generally at least four times each year, either in person or by phone.  The Committee shall meet with the independent auditors at least quarterly.

•	The Committee shall review with management, for a general understanding, management’s risk assessment and risk management guidelines.

•	The Committee shall meet on occasion with the internal auditors and the independent auditors outside the presence of senior management.

•

The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and management’s response to that letter.

•	The Committee shall undertake an annual performance evaluation of the Committee.

•	The Committee shall review the adequacy of this Charter on an annual basis and recommend changes to the Board for approval.

PROXY

Photronics, Inc.
2004 Annual Meeting of Shareholders
March 22, 2005

The undersigned hereby appoints Sean T. Smith, Edwin L. Lewis, and Constantine S. Macricostas, or any one or more of them acting in the absence of the others, with full power of substitution, as proxies of the undersigned, and hereby authorizes each or any of them to vote, as designated on the other side, all shares of Common Stock of Photronics, Inc., which the undersigned is entitled to vote if personally present at the 2005 Annual Meeting of Shareholders of Photronics, Inc. to be held at 12:00 pm Pacific Standard Time on March 22, 2005 at The Palace Hotel, in the Twin Peaks Room, 2 New Montgomery Street, San Francisco, CA 94105 and at any adjournments or postponements thereof.

1)	To elect the following six (6) persons as directors:

	Walter M. Fiederowicz	George Macricostas
	Joseph A. Fiorita, Jr.	Willem D. Maris
	Constantine S. Macricostas	Mitchell G. Tyson

☐	FOR all nominees listed above (except as marked to the contrary below).
☐	Withhold authority to vote for all nominees listed above.
☐	For All Except
INSTRUCTION: To withhold authority to vote, mark “For All Except” and write that nominee’s name below:

____________________________________________________________________________

2)	To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending October 30, 2005.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The shares represented by this proxy will be voted (or not voted) on Items 1 and 2 as directed by the shareholder, but if no direction is indicated, will be voted FOR each Item.  The Board of Directors recommends a vote FOR each of the Items.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign as name(s) appear hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please mark, sign, date and return this proxy card using the enclosed envelope.

For address changes, please check this box and write them on the back where indicated.    ☐

Signature(s)

Signature(s)

Dated: ____________________ , 2005